EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-82869), Form S-4 (Nos. 333-30068 and 333-110387), and Form S-8 (Nos. 333-30401, 333-70267, 333-31278, 333-45474, 333-60644, 333-110871 and 333-134629) of Perot Systems Corporation of our report dated February 28, 2007 relating to the consolidated financial statements and financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
Dallas, Texas
February 28, 2007